                                                                   EXHIBIT 10.42

March 6, 2000



Dr. Lawrence M. Souza, Ph.D.
417 Camino de Celeste
Thousand Oaks, CA  91360

Re:  Agreement Regarding Part-Time Special Assignment Position
     ---------------------------------------------------------

Dear Larry:

On behalf of Amgen Inc. ("Amgen"), I am pleased to confirm in this letter agreement (the "Agreement") the terms and conditions under which you will continue to be employed by Amgen from and after the date upon which you cease to serve as Amgen's Senior Vice President of Research which will occur on March 15, 2000 (the "Effective Date"). You will remain in your current position and receive all compensation and benefits of that position between now and the Effective Date. This Agreement also provides for the termination of your employment with Amgen on or before July 31, 2002, as set forth below.

1.   POSITION AND DUTIES
     -------------------

     On the Effective Date, you will cease to be a regular full-time employee of Amgen and will resign from all offices you hold in Amgen and its subsidiaries, but you will continue to be employed by Amgen as an employee in a part-time special assignment position, at grade level 37, with the title of Special Advisor, Research reporting to Dr. Dennis Fenton, Senior Vice President, or his designee or successor. In connection with resigning your offices, you agree to execute and return to Amgen with this Agreement a signed original resignation letter (the "Resignation Letter") on your Amgen letterhead in the form provided in Appendix A to this Agreement. Appendix A is hereby incorporated into and made part of the Agreement by reference.

     As a Special Advisor, Research, you will assist Dennis, or his designee or successor, by providing technical and professional assessments of Amgen's current products and products which Amgen is in the process of developing as of the Effective Date and such other matters as you and Dennis, or his designee or successor, may mutually agree upon in the future. You will be a member of the Research Department and, as such, Dennis or his successor or designee will assign these matters to you from time to time and you will provide Dennis, or his successor or designee with written or oral reports of your assessments. Dennis or his successor or designee will evaluate your performance.

     Also, you will assist Steve Odre, Associate General Counsel, or his designee or successor, on intellectual property or other related legal matters or litigation. This assistance may include, but shall not be limited to your meeting with Amgen attorneys, and testifying or otherwise appearing at depositions or court hearings scheduled as a result of any such litigation, including preparation for all the above. Steve, or his designee or successor, will assign these matters from time to time and will evaluate your performance.

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 2

     Dennis and/or Steve, or their designees or successors (collectively, "Your Supervisor") will control and direct the manner in which you perform the services under this Agreement, including the details and means by which you provide your services.

     You will be an employee of Amgen for all purposes during the term of this Agreement and will not be an independent contractor.

     You will also be required to provide to Your Supervisor, upon their reasonable request, written or oral reports and/or copies of other written materials with regard to the foregoing.

     As we have discussed, the position of Special Advisor, Research is a part-time special assignment position in which you will be expected to work a minimum of ten (10) hours per month; however, you also agree that, to the extent that Your Supervisor requests, you will work up to twenty (20) hours per month.

     If requested by Your Supervisor, you agree to attend certain scientific meetings or programs related to your area of expertise so long as such meeting or program does not unreasonably interfere with your other activities.

     You will maintain a log showing the time you have spent performing the foregoing services and this log shall be deemed conclusive evidence of the time spent. Amgen, at any time, may request a copy of your log and you agree to provide such a copy within a reasonable period of time after the request is made. Furthermore, from time to time, your duties may require you to travel and attend meetings at various locations, including Amgen's Thousand Oaks facility, and you agree that no reasonable request by Your Supervisor for travel or attendance at meetings will be refused. Your Supervisor will work with you in scheduling any such business trips or meetings so that they do not unreasonably interfere with your other activities and Amgen will reimburse you for your reasonable travel expenses.

     We have agreed that your part-time special assignment will continue until July 31, 2002, subject to extension as you and Amgen may agree in writing or to earlier termination by you or Amgen as set forth in Paragraph 8 of this Agreement. As long as you are employed by Amgen, you will continue to be subject to Amgen's policies and procedures, including but not limited to those relating to the non-disclosure of proprietary and confidential information and you will continue to be subject to the Amgen Inc. Proprietary Information and Inventions Agreement, executed by you on or about July 27, 1981 (the "Proprietary Agreement") (which also contains obligations that survive the termination of your employment with Amgen).

     During the term of your part-time special assignment, except as set forth herein, you may not be employed by any person or company other than Amgen, without Amgen's prior approval. You may, however, consult for companies outside the fields of biotechnology and/or pharmaceutics, or companies within these fields having less than 500 employees and no current contractual relationship with Amgen, provided that such consulting does not violate the Proprietary Agreement or interfere with your duties under this Agreement. In addition, you may be self-employed, an independent contractor, a partner or a consultant in a venture

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 3

     fund, or a founding member of a biotechnology startup, provided these activities do not violate the Proprietary Agreement or interfere with your duties under this Agreement. Your engaging in the consulting and other activities described in the preceding two sentences shall not constitute a violation of paragraph D.2 of the Proprietary Agreement, provided that such consulting and other activities are not for any profit or non-profit institution which is competitive with or involves the businesses in which Amgen is engaged or its actual research and development, as of the Effective Date of this Agreement. You also agree that during the term of this Agreement you will not solicit for employment or affiliation, including as an independent contractor, any officer, director, or employee of Amgen or its subsidiaries.

2.   COMPENSATION AND BENEFITS
     -------------------------

     Following is a brief description of the compensation and benefits you will receive under this Agreement during your part-time special assignment. The terms and conditions of all of your benefits are subject to the terms and conditions of each of the applicable plans, policies or arrangements, as they may be amended or terminated by Amgen from time to time.

     2.1  Compensation:  Your compensation will be $66,995 per month, subject to
          ------------
          applicable income tax and employment tax withholding requirements. In addition, Amgen will reimburse you for any reasonable business expenses you incur in performing your duties, subject to Amgen's standard employee expense reimbursement policies.

     2.2  Administrative Support:  Amgen will provide you with an office and
          ----------------------
          secretarial assistance for any work that you perform while at Amgen's Thousand Oaks headquarters. You will also be provided any office equipment and supplies you may need to perform your duties under this Agreement and you will have access to the services of Amgen's travel department.

     2.3  Management Incentive Plan:  You will not be eligible to participate in
          -------------------------
          Amgen's Management Incentive Plan (the "MIP") for any year after the 1999 calendar year.

     2.4  Special Bonus for 2000 Calendar Year:  As part of the transition to
          ------------------------------------
          your part-time special assignment position, you will be entitled to a special bonus in the amount of 25% of your actual 1999 MIP award. This payment will be paid to you shortly after you receive your 1999 MIP payment.

     2.5  Employee Stock Purchase Plan:  You will be eligible to continue to
          ----------------------------
          participate in Amgen's Employee Stock Purchase Plan (the "ESPP") until the end of the current purchase period (March 31, 2000). However, due to the fact that you will be working less than twenty (20) hours per week, you will not be eligible to participate in the ESPP after the current purchase period.

     2.6  Supplemental Retirement Plan:  As an employee in a part-time special
          ----------------------------
          assignment position, you will no longer be eligible to receive additional credits in your supplemental retirement plan account, although you will continue to maintain an account and receive earnings on the balance in your account until the termination of

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 4

          your employment.

     2.7  Retirement and Savings Plan:  Pursuant to Section 3.3 of the 401(k)
          ---------------------------
          Plan, employees that are eligible to participate in the 401(k) Plan are those that are classified as "regular full-time" or "regular part-time" employees. By signing below, you expressly acknowledge and agree that Amgen is not classifying you as a regular full-time or regular part-time employee and therefore, as of the Effective Date, you will not be eligible to make contributions or to have contributions made on your behalf to the 401(k) Plan. This letter qualifies as an agreement pursuant to Section 3.3(c)(2) of the 401(k) Plan. You will, however, be able to maintain your 401(k) account in the Amgen plan to the extent allowed by law.

     2.8  Change of Control Severance Plan:  You will continue to be eligible to
          --------------------------------
          participate in the Amgen Inc. Change of Control Severance Plan (the "CIC Plan"). However, on the Effective Date you will cease to be a Group I Participant and will become a Group II Participant in the CIC Plan by virtue of your ceasing to be a member of Amgen's Operating Committee. Notwithstanding the foregoing, in the event that the aggregate benefits provided for in this Agreement are greater than those provided in the CIC Plan upon a termination of employment for which you would be eligible to receive benefits under the terms and conditions of the CIC Plan, this Agreement, rather than the CIC Plan shall govern and control your rights upon a termination of employment; provided, that, in such event, and if applicable, you shall also receive the 280G tax gross-up benefit provided in Section 4.1(G) of the CIC Plan.

     2.9  Stock Options:
          -------------

          2.9.1  No New Grants:  As an employee in a part-time special
                 -------------
                 assignment position, you will not be eligible to receive additional stock option grants after the Effective Date.

          2.9.2  Vesting During Special Assignment:  To the extent that you
                 ---------------------------------
                 continue in your part-time special assignment, you will be eligible to continue to vest in all unvested options that have previously been granted to you by Amgen on the dates and in the manner provided in your stock option grant agreements and applicable stock option plans. No stock options will vest following the Termination Date as defined in Paragraph 8 of this Agreement.

          2.9.3  Cooperation To Restructure:  As we have discussed, it is our
                 --------------------------
                 intention that your ability to continue to vest in and exercise options while in your part-time special assignment position will not result in any additional compensation charges to Amgen in accordance with U.S. generally accepted accounting principles. Accordingly, if at any time Amgen determines that it is reasonably likely that Amgen will incur a compensation charge as a result of your vesting or exercising options in your part-time special assignment position then you agree that you will use your reasonable best efforts to cooperate with Amgen to restructure this Agreement and your position as Amgen reasonably

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 5

                 determines is necessary for you to continue to be able to vest and exercise your options without creating a compensation charge to Amgen in accordance with U.S. generally accepted accounting principles and without causing you to lose any of the benefits of this Agreement. It is expressly understood that Dr. Souza's "reasonable best efforts to cooperate with Amgen" shall not require that he take or forbear from taking any action that would result in any loss of value of the options.

          2.9.4  No Amendment to Stock Option Grant Agreements or Stock Option
                 -------------------------------------------------------------
                 Plans: Nothing in this Agreement shall be deemed to alter,
                 -----
                 amend, or otherwise modify the terms of your stock option grant agreements or the terms of the applicable stock option plans.

     2.10 Medical, Dental, and Vision Insurance and COBRA: Your medical, dental,
          -----------------------------------------------
          and vision insurance coverage will terminate on the Effective Date. If after the Effective Date, you or your eligible dependents should elect to continue coverage under Amgen's group health plan(s) under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") continuation rights, and you or your eligible dependents timely take the required steps to initiate such coverage, then Amgen will pay the cost of COBRA coverage for you and your eligible dependents until the earlier of September 14, 2001, or until you and/or your eligible dependents no longer qualify for COBRA continuation rights or, in the case of your dependents, the date on which such dependents cease to be eligible dependents under Amgen's group health plan(s), whichever occurs first. Generally, the period during which you and/or your eligible dependents will be eligible for COBRA benefits will be no more than eighteen (18) months from the Effective Date. However, if you and/or your eligible dependents qualify for COBRA benefits on or after September 14, 2001, then you and/or your eligible dependents will have the option of continuing coverage under Amgen's group health plan(s), under COBRA for the period for which you are entitled to receive COBRA benefits, provided that you and your eligible dependents continue to meet the qualification requirements under COBRA and under Amgen's group health plans and Amgen will pay the cost of such COBRA coverage for you and your eligible dependents until the earlier of July 31, 2002 or until you and/or your eligible dependents no longer qualify for COBRA continuation rights, or in the case of your dependents, the date on which such dependents cease to be eligible dependents under Amgen's group health plan(s) whichever shall occur first. If you obtain health insurance coverage for you and/or your COBRA eligible dependents for the period between March 14, 2001 and the Termination Date as defined in Paragraph 8 of this Agreement, then Amgen will reimburse you for the full cost of such insurance premiums. To receive reimbursement, submit copies of the health insurance premium invoices and other applicable information on a monthly basis to Amgen. For a complete description of the rights and responsibilities you and your eligible dependents have under COBRA, you must refer to the COBRA documents that will be sent to you by Amgen or its designee under separate cover.

     2.11 Basic Life Insurance:  Your Basic Life Insurance coverage will
          --------------------
          terminate on the

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 6

          Effective Date. If you are interested in converting this insurance to an individual policy, please contact Jean Ellis at Aetna (860) 273-7252 within thirty (30) days after the Effective Date.

     2.12 Long-Term Disability Insurance:  Your Long-Term Disability Plan
          ------------------------------
          coverage will terminate on the Effective Date and there is no conversion policy or plan available for this coverage.

     2.13 Amgen Foundation Matching Funds:  During the term of your special
          -------------------------------
          assignment, contributions you make to qualified organizations will continue to be eligible for matching funds from the Amgen Foundation, subject to the same terms, conditions, and limitations that apply to contributions made by regular, full-time employees of Amgen.

     2.14 Other Benefits:  As an employee in a part-time special assignment
          --------------
          position, you will not be eligible to participate in the following Amgen benefit plans and programs as well as any other benefits not specifically listed in this letter: Dependent Care Assistance Program; Medical Flexible Spending Account; Voluntary and Dependent Life Insurance coverage, Accidental Death and Dismemberment benefit; use of Amgen Fitness Center facilities; use of Amgen Child Care Center facilities; personal illness; vacation/optional holiday pay; family illness/personal time; bereavement leave or holidays. Your accrued and unused vacation hours and optional holiday pay will be paid to you on the next regularly scheduled payroll date following the Effective Date.

3.   TRANSFER OF COMPANY PROPERTY
     ----------------------------

     Except as provided in the remainder of this Subparagraph, you promise that on or before the Termination Date, as defined in Paragraph 8 of this Agreement, you will return to Amgen all files, memoranda, documents, records, copies of the foregoing, credit cards, keys, and any other Amgen property in your possession or under your control. As an employee in a part-time special assignment position, you will continue to have access to and use of the following items: Compaq Deskpro computer, Mitsubishi Diamond Pro 9TTXM monitor, Compaq keyboard and mouse, Kodak audioviewer projector, portable lightbox, Panasonic pencil sharpener, and 8 slide carousels (without slides), that Amgen previously provided to you. As of the termination of your employment with Amgen, you will be entitled to retain the equipment referenced in the preceding sentence provided that you take the steps necessary to ensure that all of Amgen's proprietary information is deleted from the computer by Amgen's computer services department as of the Termination Date as defined in Paragraph 8 of this Agreement.

4.   OFFICERS AND DIRECTORS INSURANCE
     --------------------------------

     During your part-time special assignment and for four (4) years following the Termination Date, you will be covered by such officers and directors insurance coverage that Amgen provides to its senior executive officers at your salary grade level during that time period. In

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 7

     addition, Amgen shall indemnify and hold you harmless both during and after the entire term of your employment (including your service hereunder) to the fullest extent permitted by law with regards to actions or inactions in relation to your duties performed at Amgen, both before and after the date of this Agreement. Furthermore, you will be entitled to reimbursement of expenses incurred in accordance with your rights under California Labor Code Section 2802.

5.   LEGAL FEE AND FINANCIAL/TAX CONSULTING REIMBURSEMENT
     ----------------------------------------------------

     Amgen will reimburse you for the legal expenses reasonably incurred by you in connection with the review of this Agreement up to a maximum amount of $10,000. Amgen will also reimburse you for financial and/or tax counseling expenses that you reasonably incur, up to a maximum amount of $3,000 per year, for each year of this Agreement.

6.   REFERENCE
     ---------

     Amgen will provide you with a positive written factual reference.  Gordon
     M. Binder should be listed as your work reference. You agree to confer with me on the form and nature of the reference to be provided to third parties concerning the work that you have performed at Amgen. If, by sixty
     (60) days after the Effective Date, you are unable to reach agreement with me on the written reference to be provided, then Amgen's only obligation will be to respond to inquiries by confirming to third parties the dates of your employment at Amgen and the last position you held as an Amgen employee.

7.   RELOCATION
     ----------

     If you decide to relocate outside of the fifty (50) mile radius of your Residence (as defined below) during the period of your part-time special assignment or immediately at the termination thereof for any reason other than for a Stated Reason, as defined below, and sell your current, local, primary residence located in Thousand Oaks, California (the "Residence") so that the sale escrow closes no later than July 31, 2002, then Amgen will provide you with the following:

     7.1 If your new employer, if any, provides for part of the following expenses, then Amgen would pay normal and customary amounts beyond those which such new employer paid, up to the amounts that Amgen would normally pay, as of the date your employment with Amgen terminated, to newly hired Amgen employees in your job: normal and customary costs for the packing, shipping, delivery, storage (for up to ninety (90) days) and unpacking of your common household goods and furnishings.

     7.2 If you shall sell your Residence so that the close of escrow on the sale occurs prior to July 31, 2002, then in such event, Amgen will reimburse you for those normal and non-recurring customary sales costs associated with the sale of such residence, subject to the following terms and conditions:

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 8

          7.2.1 Amgen's obligation will be limited to that amount which, as of the day immediately prior to the date of this Agreement, Amgen would pay to reimburse other employees of your then salary grade level;

          7.2.2 to the extent that your new employer, if any, reimburses you for, or pays any of, such non-recurring customary sales costs, then Amgen will only reimburse you for that portion of the non-recurring customary sales costs that exceed the amount paid for by such new employer; and

          7.2.3 you provide all documentation requested by Amgen in connection with this Subparagraph 7.2, upon the request of Amgen.

     7.3 If you meet the above conditions and so elect, Amgen will grant you the opportunity to place your Residence in the "Amgen Marketing Assistance and Homesale Program" (the "Program"). For a description of the Program, please contact Christine Swinburne of the Amgen Human Resources Department. In order to participate in the Program, you must notify Ms. Swinburne in writing, of your election to participate in the Program no later than January 19, 2002, in order to complete the home sale process by July 19, 2002. In order for Amgen to provide you with the assistance provided for in this Subparagraph 7.3 in connection with the sale of your Residence, you must give Amgen control over the disposition of the property, must provide such documentation as Amgen may request and must cooperate with Amgen in the sale of the Residence.

8.   EARLY TERMINATION OF SPECIAL ASSIGNMENT
     ---------------------------------------

     We have agreed that you will continue in your part-time special assignment position until July 31, 2002, at which time your employment with Amgen will terminate, provided however, that Amgen may terminate your employment prior to July 31, 2002 and you may terminate your employment prior to July 31, 2002 upon thirty (30) days prior written notice to Amgen.

     For purposes of this Paragraph 8, a "Stated Reason" means (i) your conviction of a felony, (ii) the engaging by you in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties set forth in Paragraph 1 of this Agreement, resulting, in either case, in material economic harm to Amgen, unless you believed in good faith that such conduct was in, or not contrary to, the best interests of Amgen; or (iii) your material breach of any of the terms of this Agreement. For purposes hereof, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith. For purposes of this Paragraph 8, a "Covered Breach" means a breach by Amgen of its obligations under this Agreement in the following manner only (i) any reduction in your salary or benefits provided for in this Agreement or (ii) the assignment of duties to you that are inconsistent with, or greater in scope than, those set forth in Paragraph 1 of this Agreement or (iii) a reduction in your title or position or (iv) a failure by Amgen to have any successor expressly assume this Agreement in accordance with Paragraph 17 of this Agreement. In order for an event described in the preceding sentence to qualify as a Covered

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 9

     Breach, you must give written notice of the event to Amgen and Amgen must fail to cure the event within 30 days of receipt of that written notice.

     In the event your employment is terminated by Amgen for a Stated Reason or if you terminate your employment for any reason other than a Covered Breach then your payments and benefits from Amgen under this Agreement, including but not limited to the vesting of your stock options, will cease as of the effective date of the termination of your employment.

     In the event your employment is terminated by Amgen not for a Stated Reason or if you terminate your employment for a Covered Breach, then (i) you shall be paid in a cash lump-sum all of the remaining cash payments due to you under this Agreement from the date of your termination through July 31, 2002, (ii) you shall continue to be provided the benefits set forth in Paragraph 2.10 of this Agreement through July 31, 2002 and (iii) Amgen shall take the necessary corporate action to accelerate the vesting of all of your outstanding and then unvested stock options so that they shall vest and become immediately exercisable in full as of the Termination Date; such stock options, as so accelerated shall be exercisable as provided in your stock option grant agreements and applicable stock option plans.

     The date of the termination of your employment for any of the foregoing reasons, or upon your death, is hereinafter referred to as the "Termination Date."

9.   DEATH
     -----

     In the event of the termination of your employment hereunder by reason of your death prior to July 31, 2002, all of the remaining payments pursuant to Paragraph 2.1 of this Agreement will be payable to the beneficiary or beneficiaries that you designate in writing to Amgen. Your other remaining benefits will be treated according to their specific terms concerning such death. For purposes of Paragraph 10(a) of the Amgen Inc. Amended and Restated 1991 Equity Incentive Plan, your employment with Amgen shall be deemed to have commenced in 1981, when you first became an employee at Amgen.

10.  RELEASE
     -------

     In exchange for consideration provided to you under this Agreement, you hereby agree to execute and be bound by the General Release attached hereto as Appendix B (the "General Release") and to return the executed Agreement, together with the executed General Release, to me on or before March 10, 2000. The General Release is hereby incorporated into and made part of the Agreement by this reference.

11.  INTERPRETATION
     --------------

     This Agreement, the Resignation Letter attached hereto as Appendix A, and the General Release attached hereto as Appendix B shall be construed as a whole according to their fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 10

     and the General Release are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement or the General Release.

12.  NOTICES
     -------

     For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed, if to you, to the last address on file with Amgen and if to Amgen, to its executive offices or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13.  LEGAL FEES; ARBITRATION
     -----------------------

     13.1 Agreement to Arbitrate:  Any dispute (an "Arbitrable Dispute") arising
          ----------------------
          between the parties, including but not limited to those concerning the formation, validity, interpretation, effect, or alleged violations of this Agreement or the General Release, must be submitted to binding arbitration for resolution in Los Angeles, California in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. Except for an action taken outside of arbitration pursuant to Subparagraph 13.4 of this Agreement, should either party pursue any other legal or administrative action against the other, the responding party shall be entitled to the return of any payments that party made under the Agreement and shall be entitled to recover all costs, expenses and attorneys' fees the responding party incurs as a result of such action. The arbitrator may not modify or change this Agreement or the General Release in any way.

     13.2 Costs of Arbitration:  Each party shall pay the fees of their
          --------------------
          respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by you and Amgen. The party losing the arbitration shall reimburse the party who prevailed for all fees and expenses the prevailing party paid pursuant to the preceding sentence, and (where a prevailing-party attorney's fees provision exists) shall also reimburse the prevailing party for attorney's fees paid.

     13.3 Exclusive Remedy:  Arbitration in this manner shall be the exclusive
          ----------------
          remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Except for an action taken outside of arbitration pursuant to Subparagraph 13.4 of this Agreement, should you or Amgen, without the consent of the other party, attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Paragraph

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 11

          13, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result.

     13.4 Sole Exception:  Notwithstanding the foregoing, a dispute relating to
          --------------
          the alleged use or disclosure of information which is prohibited by the Proprietary Agreement, and/or the criticism, denigration or disparagement of Amgen, any other Amgen Releasee, as defined in Subparagraph 1.1 of the General Release, or any of Amgen's products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research may be resolved through a means other than arbitration, at Amgen's sole option.

14.  GOVERNING LAW
     -------------

     This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.

15.  TAXES
     -----

     You acknowledge and agree that all payments made pursuant to this Agreement shall be made less applicable tax withholdings and/or other withholdings as required by law. You acknowledge and agree that you, and not Amgen, shall be solely responsible for any taxes imposed upon you as a result of the payments and benefits you receive under the Agreement with the sole exception of the potential 280G tax gross-up as provided in Subparagraph
     2.8 of this Agreement. This paragraph shall not be construed to require you to pay Amgen's portion of any employment tax withholding, such as Amgen's portion of FICA or FUTA.

16.  NO ASSIGNMENT OR DELEGATION
     ---------------------------

     Amgen has selected you for this part-time special assignment because it has judged that your unique experience and skills are those Amgen required for the job. Accordingly, you may not assign or delegate any of your duties or responsibilities under this Agreement.

17.  SUCCESSORS; BINDING AGREEMENT
     -----------------------------

     17.1 Amgen's Successors:  No rights or obligations of Amgen under this
          ------------------
          Agreement may be assigned or transferred except that Amgen will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Amgen to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Amgen would be required to perform it if no such succession had taken place. As used in this Agreement, "Amgen" shall mean Amgen as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Paragraph 17 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

Dr. Lawerence M. Souza, Ph.D.
March 6, 2000
Page 12


     17.2 Your Successors: No rights or obligations of you under this Agreement
          ---------------
          may be assigned or transferred by you other than your rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon your death, this Agreement and all rights of you hereunder shall inure to the benefit of and be enforceable by your beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to your interests under this Agreement. You shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following your death by giving Amgen written notice thereof. In the event of your death or a judicial determination of your incompetence, reference in this Agreement to you shall be deemed, where appropriate, to refer to your beneficiary(ies), estate or other legal representative(s). If your should die following your Termination Date while any amounts would still be payable to you hereunder if you had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by you, or otherwise to your legal representatives or estate.

18.  ENTIRE AGREEMENT
     ----------------

     The Proprietary Agreement, your stock option agreements, this Agreement, the Resignation Letter attached hereto as Appendix A, and the General Release attached hereto as Appendix B constitute the entire agreement, arrangement and understanding between you and Amgen; they may not be modified or canceled in any manner except by a writing signed by both you and Amgen. This Agreement and the General Release supersede any prior or contemporaneous agreement, arrangement or understanding on this subject matter. By executing this Agreement, the Resignation Letter, and the General Release below, you expressly acknowledge the termination of any such prior agreement, arrangement or understanding. Also, by executing this Agreement, the Resignation Letter, and the General Release, you affirm that no one has made any written or verbal statement that contradicts the provisions of this Agreement, the Resignation Letter, or the General Release.


                                    Sincerely yours,

                                    /s/ Gordon M. Binder
                                    ------------------------------------
                                    Amgen Inc.
                                    By:  Gordon M. Binder
                                    Chief Executive Officer and Chairman

     Acknowledged and Agreed:

     /s/ Lawrence M. Souza
     ----------------------------
     Dr. Lawrence M. Souza, Ph.D.

     Dated:  3/8/00
            ---------------------

                                  APPENDIX A

                                  RESIGNATION
                                  -----------

The undersigned hereby resigns, effective March 15, 2000, as an officer and/or director of Amgen Inc. and any and all Amgen affiliates and subsidiary entities.



                              /s/ Lawrence M. Souza
                              ----------------------------
                              Dr. Lawrence M. Souza, Ph.D.

                                  APPENDIX B

                            MUTUAL GENERAL RELEASE

     By signing below, Amgen Inc. ("Amgen" or the "Company") and you, Dr. Lawrence M. Souza, Ph.D., agree to all of the terms and conditions set forth in this Mutual General Release, which resolves all issues between you and the Company including, but not limited to, those related to your employment with the Company, and the termination thereof.

1.   COMPLETE RELEASE
     ----------------

     1.1  Release:  In exchange for consideration provided to you and the
          -------
          Company under the Agreement, the receipt of which and adequacy thereof you and the Company hereby acknowledge, you irrevocably and unconditionally release all the claims described in Subparagraph 1.2 of this General Release that you may have against the following persons or entities (collectively the "Amgen Releasees"): Amgen, all related or affiliated companies and all of Amgen's or such related or affiliated companies' predecessors, successors, and assigns; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this Subparagraph and each of them; and the Company irrevocably and unconditionally releases all the claims described in Subparagraph 1.2 of this General Release that the Company may have against you, your employees, agents, attorneys, representatives, successors, and assigns, past and present and each of them.

     1.2  Claims Released:  Except as provided in Subparagraph 1.4 of this
          ---------------
          General Release, the claims released include all claims of whatever nature, whether known or unknown, suspected or unsuspected, by either you or Amgen which you or Amgen now owns or holds or has at any time previously held, or (with the sole exception of claims covered by Subparagraph 1.4 of this General Release) ever in the future may hold including statutory claims arising under the employment discrimination laws. In particular, you acknowledge and agree that by signing the Agreement and this General Release, in addition to the matters discussed above, you are waiving and releasing any and all claims, charges, or rights you may have under the Age Discrimination In Employment Act of 1967, as amended (the "ADEA"), that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled as an employee of Amgen. You further acknowledge that you have been advised that: (a) you should consult with an attorney (at your own expense, subject to your right to reimbursement as set forth in Paragraph 5 of the Agreement) prior to executing the Agreement and this General Release; (b) you have at least twenty-one (21) days in which to consider the Agreement and this General Release (although you may choose to execute the Agreement and this General Release earlier and waive all of or part of the 21-day period); (c) the Agreement and this General Release do not waive or release any rights or claims you may have under the ADEA which may arise after you execute the Agreement and this General Release; (d) you have seven (7) days following execution of the Agreement and this General Release to revoke your consent to the Agreement and this General Release (to be effective, any revocation must be actually received in writing by me by 5:30 p.m. on the seventh day); and (e) the Agreement and this General Release shall not be effective until the seven (7) day revocation period has expired. In the event that you exercise this right to revoke this General Release, you and Amgen agree that the Agreement (including without limitation the Resignation Letter attached to the Agreement as Appendix A) will be simultaneously revoked. You also acknowledge and agree that you were first given a copy of the Agreement and this General Release on January 26, 2000, that you have been given the opportunity to consult with whomever you wish regarding the Agreement and this General Release and that you have entered into the Agreement and this General Release voluntarily and with full knowledge of its final and binding effect.

     1.3  Release Extends to Both Known and Unknown Claims: This General Release
          ------------------------------------------------
          covers both claims that you and/or Amgen know about and those you and/or Amgen do not know about. You understand the significance of this release of unknown claims and this waiver of statutory protection against a release of unknown claims by both you and Amgen. You and Amgen each expressly waive all rights afforded by any statute which limits the effect of a release with respect to unknown claims. You and Amgen each expressly waive the protection of (S) 1542 of the Civil Code of the State of California.

     1.4  Claims Not Released:  This General Release does not release your right
          -------------------
          or the Company's right to enforce the Agreement.

2.   YOUR PROMISES
     -------------

     In addition to the release of claims provided for in Paragraph 1 of this General Release, you also agree to the following:

     2.1  No Future Employment:  You understand that, as provided in Paragraph 8
          --------------------
          of the Agreement, your employment with Amgen and all related or affiliated companies will terminate forever on the Termination Date and you promise never to seek employment with Amgen or its related or affiliated companies in the future, except that if you are employed by a company that Amgen acquires in the future, you will not be terminated solely by virtue of this paragraph. If your employment is not terminated by Amgen for a Stated Reason, Amgen shall treat this termination as a resignation on its records. You acknowledge and agree that the Agreement, together with this General Release, contemplates your termination from Amgen on the Termination Date, and that the release in Paragraph 1 of this General Release shall cover your entire employment with Amgen and the termination of that employment.

     2.2  You are Not to Harm Amgen:  You agree not to knowingly and willfully
          -------------------------
          criticize, denigrate or otherwise disparage Amgen, any other Amgen Releasee, or any of Amgen's products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research to the extent that such conduct causes demonstrable injury to Amgen; provided, however, that nothing in this General Release shall prohibit you from complying with any lawful subpoena or court order.

     2.3  No Knowledge of Violations:  You represent that you are not aware of
          --------------------------
          any facts that would (a) establish, (b) tend to establish, or (c) in any way support an allegation of a violation by Amgen of the federal False Claims Act (or any similar state or federal qui tam statute).
                                                            --- ---

3.   CONSEQUENCES OF YOUR VIOLATION OF YOUR PROMISES
     -----------------------------------------------

     3.1  General Consequences:  If you break any of the promises made in the
          --------------------
          Agreement or this General Release, for example, by filing or prosecuting a lawsuit based on claims that you have released, or if any representation made by you in this General Release was false when made, you (a) shall forfeit all right to future benefits under the Agreement; (b) must repay all benefits previously received, other than the monthly compensation paid to you under Paragraph 2.1 of the Agreement, upon Amgen's demand; and (c) must pay reasonable attorneys' fees and all other costs incurred as a result of your breach or false representation, such as the cost of defending any suit brought with respect to a released claim by you or other owner of a released claim. It is agreed that your breach of Subparagraph 2.2 of this General Release will not be covered by this Paragraph 3.1 unless you are given written notice by the Company specifying your breach of Subparagraph
          2.2 and you fail to cure such a breach within 14 days of receipt of such notice.

          In addition, in order to ensure that you have complied fully with your obligations under Paragraph 2.3 of this General Release, you hereby covenant and agree that to the full extent permitted by law, you hereby waive and release any and all rights or claims you may have to any personal claim for proceeds or awards that you may be entitled to under any qui tam proceeding brought against Amgen. You further agree
                    --- ---
          that you shall deliver any such money, proceeds, or awards to the U.S. government.

     3.2  Injunctive Relief:  You further agree that Amgen would be irreparably
          -----------------
          harmed by any use or disclosure of information that is prohibited by the Amgen Inc. Proprietary Information and Inventions Agreement, executed by you on or about July 27, 1981 (the "Proprietary Agreement") (which contains obligations that survive the termination of your employment with Amgen), and that Amgen shall be entitled to an injunction prohibiting you from committing any such violation.

     3.3  Challenges to Validity:  Should you attempt to challenge the formation
          ----------------------
          or enforceability of the Agreement and/or this General Release, you shall initially tender, by certified check delivered to Amgen, all amounts received pursuant to the Agreement, other than the monthly compensation paid to you under Paragraph 2.1 of the Agreement, plus interest at the legal rate and invite Amgen to cancel the Agreement. In the event Amgen accepts this offer, the Agreement shall be canceled. In the event Amgen does not accept this offer, Amgen shall so notify you and the amount tendered by you shall be placed in an interest-bearing account pending a determination of the enforceability of the Agreement and/or this General Release. If the Agreement and this General Release are determined to be enforceable, the amount in the account shall be repaid to you; if the Agreement and/or this General Release are determined not to be enforceable, the amount in the account shall be retained by Amgen or its designee.

4.   VOLUNTARILY ENTERING AGREEMENT
     ------------------------------

     You acknowledge that you (a) have had a sufficient period to consider and review the Agreement and this General Release before signing them; (b) have carefully read the Agreement and this General Release; and (c) fully understand the Agreement and this General Release and are entering into them voluntarily.

5.   SEVERABILITY
     ------------

     The provisions of this General Release are severable. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect and for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be affected or impaired in any way, it being intended that all of the parties' rights and privileges arising hereunder shall be enforceable to the fullest extent permitted by law.

PLEASE READ THIS GENERAL RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed at Thousand Oaks, California this 8th day of March, 2000.
            -------------                  ---        -----

/s/ Lawrence M. Souza
----------------------------
Dr. Lawrence M. Souza, Ph.D.


Executed at Thousand Oaks, California this 6th day of March, 2000.
                                           ---        -----

/s/ Gordon M. Binder
------------------------------------
Amgen Inc.
By:  Gordon M. Binder
Chief Executive Officer and Chairman